  As filed with the Securities and Exchange Commission on July 2, 2001.
                                                  Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------


                         THE ROBERT MONDAVI CORPORATION
               (Exact name of issuer as specified in its charter)

                 CALIFORNIA                          94-2765451
          (State of incorporation)           (IRS Employer Identification)

                             7801 St. Helena Highway
                           Oakville, California 94562
                    (Address of principal executive offices)

                             -----------------------


                 AMENDED AND RESTATED 1993 EQUITY INCENTIVE PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                             -----------------------

                                Michael K. Beyer
                    Senior Vice President and General Counsel
                         THE ROBERT MONDAVI CORPORATION
                             7801 St. Helena Highway
                           Oakville, California 94562
                     (Name and address of agent for service)

                                 (707) 251-4562
          (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE




                                                                    PROPOSED            PROPOSED
               TITLE OF                         AMOUNT              MAXIMUM              MAXIMUM            AMOUNT OF
              SECURITIES                         TO BE           OFFERING PRICE         AGGREGATE          REGISTRATION
           TO BE REGISTERED                   REGISTERED          PER SHARE *        OFFERING PRICE*           FEE
----------------------------------------    ----------------    -----------------    ----------------    -----------------

COMMON STOCK ISSUABLE UNDER:

1993 Non-Employee Directors'
    Stock Option Plan                              50,000              $ 45.00         $ 2,250,000

Amended and Restated
    1993 Equity Incentive Plan                    600,000              $ 45.00        $ 27,000,000           $ 7,315.00
                                            ----------------                         ----------------    -----------------

TOTAL                                             650,000              $ 45.00        $ 29,250,000           $ 7,315.00



*        Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing sale price of the common stock on the NASDAQ National Market System on June 20, 2001.

--------------------------------------------------------------------------------------------------------------------------


                         THE ROBERT MONDAVI CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                  (a) The Company's prior Registration Statement on Form S-8, Commission File No. 33-61516, including the exhibits thereto;

                  (b) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000 and March 31, 2001, filed pursuant to Section 13(a) of the 1934 Act;

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 23, 1993 pursuant to Section 12(g) of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Michael K. Beyer, the Company's General Counsel and Senior Vice President, has opined as to the validity of the securities registered hereby. Mr. Beyer has been granted options to purchase a total of 118,598 shares of Class A Common Stock at exercise prices ranging from $7.875 to $51.125 per share pursuant to the Amended and Restated 1993 Equity Incentive Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Company has adopted provisions in its Restated Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages, and authorize the Company to indemnify its directors, officers and other agents, by bylaws, agreements or otherwise, to the full extent permitted by California law.
         The Company's Bylaws provide that the Company shall indemnify its directors, and may indemnify its officers, employees and other agents, to the full extent permitted by California law. Pursuant to the Company's Bylaws, the Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements may require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company maintains directors' and officers' insurance against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


             Exhibit Number                                        Description
          ---------------------     ---------------------------------------------------------------------------
                5.1                 Opinion of Counsel as to legality of securities being registered
                23.1                Consent of Independent Accountants
                23.2                Consent of counsel  (contained in Exhibit 5.1)
                24.1                Power of Attorney  (see page 6)

ITEM 9.  UNDERTAKINGS.

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, State of California, on this 1st day of July, 2001.
                         THE ROBERT MONDAVI CORPORATION

                                      By: /s/  GREGORY M. EVANS
                                          ---------------------------------
                                          Gregory M. Evans,
                                          President & Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Beyer and Gregory M. Evans, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                                Title                                   Date
---------------------------------------------    --------------------------------------------------------    ----------------

/s/ ROBERT G. MONDAVI                                                                                         July 1, 2001
---------------------------------------------                                                                ----------------
Robert G. Mondavi                                            Chairman Emeritus of the Board

/S/ R. MICHAEL MONDAVI                                                                                        July 1, 2001
---------------------------------------------                                                                ----------------
R. Michael Mondavi                                                Chairman of the Board

/S/ TIMOTHY J. MONDAVI                                                                                        July 1, 2001
---------------------------------------------                                                                ----------------
Timothy J. Mondavi                                             Vice Chairman & Winegrower

/S/ GREGORY M. EVANS                                       President & Chief Executive Officer                July 1, 2001
---------------------------------------------                                                                ----------------
Gregory M. Evans                                              (Principal Executive Officer)

/S/ HENRY J. SALVO, JR.                              Senior Vice President & Chief Financial Officer          July 1, 2001
---------------------------------------------                                                                ----------------
Henry J. Salvo, Jr.                                    (Principal Financial & Accounting Officer)

/S/ MARCIA MONDAVI BORGER                                                                                     July 1, 2001
---------------------------------------------                                                                ----------------
Marcia Mondavi Borger                                                   Director

/S/ FRANK E. FARELLA                                                                                          July 1, 2001
---------------------------------------------                                                                ----------------
Frank E. Farella                                                        Director

/S/ PHILIP GREER                                                                                              July 1, 2001
---------------------------------------------                                                                ----------------
Philip Greer                                                            Director

/S/ BARTLETT R. RHOADES                                                                                       July 1, 2001
---------------------------------------------                                                                ----------------
Bartlett R. Rhoades                                                     Director

/S/ ANTHONY GREENER                                                                                           July 1, 2001
---------------------------------------------                                                                ----------------
Anthony Greener                                                         Director


                                  EXHIBIT INDEX


Exhibit
Number

5.1      Opinion of Counsel as to legality of securities being registered
23.1     Consent of Independent Accountants
23.2     Consent of Counsel (contained in Exhibit 5.1)
24.1     Power of Attorney (see page 6)